Exhibit 5.1
Eric P. Littman, P.A.
Attorney at Law
7695 SW 104 Street
Suite 210
Miami, FL 33156
Tel: (305) 663-3333
Fax: (305) 668-0003

June 28, 2005

Board of Directors
The Amacore Group, Inc.
1511 North Westshore Bloulevard
Suite 925
Tampa, FL 33607

Re: Registration Statement on Form SB-2/A

Ladies and Gentlemen:

We have acted as special counsel to The Amacore Group, Inc., f/k/a Eye Care International, Inc., a Delaware corporation (the “Company”), in connection with the Amended Registration Statement on Form SB-2 to be filed on or about June 28, 2005, as amended, Registration Number 333-121308, (the “Registration Statement”) relating to the resale of an aggregate of up to 29,978,034 Class A common shares (the “Shares”) of the Company by certain selling shareholders as disclosed in the Registration Statement.

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Shares issued and to be issued to the Selling Shareholders under the terms of the Instruments have been duly authorized and, upon issuance, delivery and payment there for in accordance with the terms of the Instruments as described in the Registration Statement, have been validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Eric . P. Littman
Eric P. Littman